EXHIBIT 99

For Release: February 9, 1996

Contact: Diane Ramsey
         (319) 398-7288


     IES INDUSTRIES ANNOUNCES ORGANIZATIONAL CHANGES

     CEDAR RAPIDS, IOWA IES Industries Inc., a Cedar Rapids, Iowa-based holding company, has announced that Blake O. Fisher Jr., Executive Vice President & Chief Financial Officer of IES Industries and President, Chief Operating Officer & Chief Financial Officer of IES Utilities Inc., has resigned to pursue other career opportunities. His last day with the company will be February 21, 1996.
     Lee Liu, Chairman of the Board, President & Chief Executive Officer of IES Industries, and Chairman of the Board & Chief Executive Officer of IES Utilities, will resume operational responsibilities for both companies.